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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

  Southern National Corporation, a North Carolina corporation, is the parent company. The table below sets forth all Southern National's subsidiaries at December 31, 1994 as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned as well as their relationship to Southern National. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

                                                                    PERCENTAGE
                                                       STATE OR     OF VOTING
                                                     JURISDICTION   SECURITIES
                                                    OF ORGANIZATION   OWNED
                                                    --------------- ----------
Southern National Bank of North Carolina........... United States      100%
Southern National Leasing Corp..................... North Carolina     100%(1)
Southern National Mortgage Company................. North Carolina     100%(1)
Southern National Investment Services, Inc......... North Carolina     100%(1)
Fay-Charl Corporation.............................. North Carolina     100%(1,4)
Workmen's Service Corp. ........................... North Carolina     100%(1,4)
First Savings Service Corp......................... North Carolina     100%(1,4)
Citizens Service Corp.............................. North Carolina     100%(1,4)
Grey Eagle, Inc.................................... Delaware           100%(1)
Southern National Bank of South Carolina........... United States      100%
Southern National Realty Corporation............... North Carolina     100%(2,4)
First Capital Corporation.......................... South Carolina     100%(2)
First Real Estate Group............................ South Carolina     100%(2,4)
FI Corporation..................................... South Carolina     100%(2,4)
Academy Mortgage/First Class Ins................... South Carolina     100%(2,4)
SNB Savings Bank, Inc., SSB........................ North Carolina     100%
People's Service Corp.............................. North Carolina     100%(3,4)
Unified Investors Life Insurance Co................ Arizona            100%
Southern International Corp. ...................... North Carolina     100%(4)
Southern National Savings Corp..................... North Carolina     100%
Southern National Insurance Services............... North Carolina     100%(3)
Prime Rate Premium Finance Corporation, Inc. ...... North Carolina     100%(3)
Agency Technologies, Inc. ......................... North Carolina     100%(3)

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(1) Owned by Southern National Bank of North Carolina
(2) Owned by Southern National Bank of South Carolina
(3) Owned by SNB Savings Bank, Inc., SSB
(4) Inactive